As filed with the Securities and Exchange Commission on January 18, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Dynamics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	3731 (Primary Standard Industrial Classification Code Number)	13-1673581 (I.R.S. Employer Identification No.)

3190 Fairview Park Drive

Falls Church, VA 22042-4523
(703) 876-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Savner, Esq.

Senior Vice President and General Counsel
3190 Fairview Park Drive
Falls Church, VA 22042-4523
(703) 876-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles J. McCarthy, Esq.

Jenner & Block, LLC
One IBM Plaza
Chicago, IL 60611
(312) 222-9350

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate	Amount of
of Securities to Be Registered	Registered	Per Unit (1)	Offering Price (1)	Registration Fee

Floating Rate Notes Due 2004	$500,000,000	100%	$500,000,000	$46,000
Guarantees of Floating Rate Notes Due 2004	—	—	—	(2)
Total	$500,000,000	100%	$500,000,000	$46,000

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)	No further fee is payable pursuant to Rule 457(n) under the Securities Act.

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

	State or		Primary Standard	Address, including zip code, and
	jurisdiction of		Industrial	telephone number, including
Exact name of registrant as specified	incorporation or	I.R.S. Employer	Classification	area code, of registrant’s
in its charter	organization	Identification No.	Code Number	principal executive offices

American Overseas Marine Corporation	Delaware	42-1273477	4499	116 East Howard Street Quincy, MA 02169-8712 (617) 786-8300
Bath Iron Works Corporation	Maine	39-1343528	3731	700 Washington Street Bath, ME 04530 (207) 443-3311
Electric Boat Corporation	Delaware	51-0369496	3731	75 Eastern Point Road Groton, CT 06340-4989 (860) 433-3000
General Dynamics Advanced Technology Systems, Inc.	Delaware	54-1863210	3661	P.O. Box 26002 Greensboro, NC 27420-6002 (336) 698-8000
General Dynamics Armament Systems, Inc.	Delaware	54-1828437	3483	Lakeside Avenue Burlington, VT 05401 (802) 657-6000
General Dynamics Defense Systems, Inc.	Delaware	54-1828438	3812	100 Plastics Avenue Pittsfield, MA 01201 (413) 494-1110
General Dynamics Government Systems Corporation	Delaware	16-1190245	3663	3190 Fairview Park Drive Falls Church, VA 22042-4523 (703) 876-3000
General Dynamics Information Systems, Inc.	Delaware	54-1873854	3812	8800 Queen Avenue South Bloomington, MN 55431 (612) 921-6700
General Dynamics Land Systems Inc.	Delaware	54-0582680	3795	P.O. Box 2074 Warren, MI 48090-2074 (810) 825-4000
General Dynamics Ordnance and Tactical Systems, Inc.	Virginia	06-1458069	3483	10101 9th Street North St. Petersburg, FL 33716 (727) 578-8100
Gulfstream Aerospace Corporation	Delaware	13-3554834	3721	500 Gulfstream Road Savannah, GA 31408 (912) 965-3000
Material Service Resources Company	Delaware	36-3817444	1422	222 North LaSalle Street Chicago, IL 60601-1090 (312) 372-3600
National Steel and Shipbuilding Company	Nevada	95-2076637	3731	P.O. Box 85278 San Diego, CA 92186-5278 (619) 544-3400

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2002

PRELIMINARY PROSPECTUS

OFFER TO EXCHANGE ALL OUTSTANDING

$500,000,000 Floating Rate Notes Due 2004

for
$500,000,000 Floating Rate Notes Due 2004,
Which Have Been Registered Under
the Securities Act of 1933

PRINCIPAL TERMS OF THE EXCHANGE OFFER AND THE EXCHANGE NOTES

• We are offering to exchange all outstanding floating rate notes due 2004 that are validly tendered and not withdrawn for an equal principal amount of floating rate exchange notes due 2004 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

• You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

• The exchange offer expires at 5:00 p.m., New York City time, on , 2002, unless extended.	• There is no existing market for the exchange notes, and we do not intend to apply for their listing on any national securities exchange.

• The terms of the exchange notes are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

• The exchange notes will mature on September 1, 2004. Interest will be payable quarterly on March 1, June 1, September 1 and December 1, commencing June 1, 2002.
You should carefully consider the “Risk Factors” as described beginning on page 7 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. General Dynamics Corporation has agreed that, for a period of 90 days after the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                     , 2002

TABLE OF CONTENTS

About this Prospectus	i
Special Note on Forward-Looking Statements	i
Where You Can Find More Information	ii
Summary	1
Risk Factors	7
Use of Proceeds	9
Ratio of Earnings to Fixed Charges	9
Capitalization	9
Selected Financial Data	10
Condensed Consolidating Financial Statements	11
Business	19
The Exchange Offer	20
Description of the Exchange Notes and Guarantees	30
United States Federal Income Tax Consequences	41
Plan of Distribution	44
Legal Matters	44
Experts	45

ABOUT THIS PROSPECTUS

      As used in this prospectus, except as the context otherwise requires, the “Company,” “we,” “us” and “our” mean General Dynamics Corporation, “Guarantors” means American Overseas Marine Corporation, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Advanced Technology Systems, Inc., General Dynamics Armament Systems, Inc., General Dynamics Defense Systems, Inc., General Dynamics Government Systems Corporation, General Dynamics Information Systems, Inc., General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., Gulfstream Aerospace Corporation, Material Service Resources Company and National Steel and Shipbuilding Company, and references to “General Dynamics” mean General Dynamics Corporation, together with our consolidated subsidiaries, including the Guarantors.

      You should rely only on the information contained or incorporated by reference in this prospectus or provided in any amendments hereto. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any amendments hereto is accurate as of any date other than the date on the front of these documents.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

      This prospectus contains or incorporates by reference forward-looking statements, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog stability. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends

i

may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation:

•	our successful execution of internal performance plans;

•	general U.S. and international political and economic conditions;

•	changing priorities or reductions in the U.S. government defense budget;

•	termination of government contracts due to unilateral government action;

•	changing customer demand or preferences for business aircraft;

•	changes from our expectations with respect to customers’ exercise of business aircraft options, as well as reliance on contract performance by a small number of large fleet customers for a significant portion of the firm aircraft contracts backlog;

•	performance issues with key suppliers and subcontractors;

•	the status or outcome of legal and/or regulatory proceedings;

•	the status or outcome of labor negotiations; and

•	the timing and occurrence (or non-occurrence) of circumstances beyond our control.

      Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You are cautioned not to place undue reliance on such statements. These statements speak only as of the date of this document or, in the case of any amendment to this prospectus or document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We have no obligation to revise these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. You may also inspect our filings at the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Woolworth Building, 233 Broadway, New York, New York 10279 or over the Internet at the SEC’s website at http://www.sec.gov. Such material should also be available for inspection at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005, the offices of The Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605 or the offices of the Pacific Exchange, 115 Sansome Street, San Francisco, CA 94104.

      We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you as part of this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update, and may modify or supersede, this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of the exchange notes:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (as amended by Form 10-K/A filed on June 29, 2001).

•	Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2001.

•	Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2001.

ii

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

•	Current Report on Form 8-K dated February 2, 2001.

•	Current Report on Form 8-K dated April 24, 2001.

•	Current Report on Form 8-K dated August 6, 2001.

•	Current Report on Form 8-K dated September 7, 2001.

•	Current Report on Form 8-K dated October 1, 2001.

      You may request a copy of these filings at no cost, by writing or telephoning the office of:

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523
Attention: Corporate Secretary
Telephone: (703) 876-3000

      To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time on                               , 2002. The exchange offer can be extended by us in our sole discretion. See “The Exchange Offer” for more information.

iii

SUMMARY

      The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire prospectus and the documents we have referred you to which set forth important factors that could affect General Dynamics’ business, operations, prospects and financial results.

GENERAL DYNAMICS CORPORATION

      The Company is a Delaware corporation formed in 1952 as successor to the Electric Boat Company. General Dynamics’ primary businesses focus on shipbuilding and marine systems, business aviation, information systems and land and amphibious combat systems. Each of these businesses involves design, manufacturing and program management expertise, advanced technology and integration of complex systems. The primary customers for our businesses are the United States military, the armed forces of allied nations, other government organizations and a diverse base of corporate and industrial buyers.

      General Dynamics operates in four primary business groups: Marine Systems, Aerospace, Information Systems and Technology, and Combat Systems.

      Our principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042, and our telephone number is (703) 876-3000.

THE EXCHANGE OFFER

      On August 27, 2001, we completed the private offering of $500 million principal amount of Floating Rate Notes due 2004. As part of that offering, we entered into a registration rights agreement with the initial purchaser of the original notes in which we and the Guarantors agreed, among other things, to deliver to you this prospectus and to consummate an exchange offer within 270 days after the issuance of the original notes. Below is a summary of the exchange offer:

The Exchange Offer	We are offering to exchange up to $500 million aggregate principal amount of new Floating Rate Notes due 2004 for a like principal amount of our outstanding Floating Rate Notes due 2004. Outstanding notes may only be exchanged in integral multiples of $1,000. We intend to satisfy our obligations to complete an exchange offer under the registration rights agreement through the issuance of the exchange notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that:

• the exchange notes have been registered under the Securities Act, and

• the exchange notes are not entitled to registration rights under the registration rights agreement.

See “The Exchange Offer.”

Resales	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

• is an “affiliate” of ours,

• does not acquire exchange notes in the ordinary course of its business, or

• tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the SEC contained in the no-action letters of Exxon Capital Holdings Corporation (available April 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2002, or such later date and time to which we extend the expiration date. A tender of outstanding notes pursuant to the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time on the expiration date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Holders of outstanding notes will have specified rights against us under the registration rights agreement executed as part of the private offering of the original notes should we fail to complete the exchange offer. See “The Exchange Offer — Purpose and Effect of the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company (“DTC”), and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal you represent to us that, among other things:

• any exchange notes that you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver prospectus, as required by law, in connection with any resale of such exchange notes; and

• you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes which are not registered in your name, and you wish to tender such outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making and consummation of the exchange offer, we will fulfill a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except as noted above.

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure To Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently intend to register the outstanding notes under the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer should not result in any income, gain or loss to the holders who participate in the exchange offer or to us for U.S. federal income tax purposes. See “United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus.

Summary Description of the Exchange Notes

      The form and terms of the exchange notes and the original notes are identical in all material respects, except that transfer restrictions and registration rights restrictions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. Where we refer to “notes” in this document, we are referring to both outstanding notes and exchange notes.

Issuer	General Dynamics Corporation.

Total Amount of Notes Offered	$500 million principal amount of Floating Rate Notes due 2004.

Maturity	September 1, 2004.

Interest Payment Dates	March 1, June 1, September 1 and December 1 of each year. The first interest payment on the exchange notes will be made on June 1, 2002.

Optional Redemption	We may redeem the exchange notes in whole or in part at any time on or after September 1, 2002 and prior to their maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any interest that is due and unpaid on the date that we redeem the notes. See “Description of the Exchange Notes and Guarantees — Optional Redemption.”

Security and Ranking	The exchange notes will be unsecured and will rank equally and ratably with our existing and future unsecured senior debt.

Guarantees	Certain of our subsidiaries will guarantee the notes with unconditional guarantees of payment that will effectively rank equal to their senior debt. See “Description of the Exchange Notes and Guarantees — Guarantees.”

Restrictive Covenants of Indenture	We will issue the exchange notes under an indenture with The Bank of New York, as trustee, and the Guarantors. The indenture contains, among other things, customary restrictions on liens, sale and leaseback transactions, and mergers or consolidations with or into other companies, or sales of all or substantially all of our assets. See “Description of the Exchange Notes and Guarantees — Covenants of the Company.”

Risk Factors

      You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors discussed under “Risk Factors.”

SUMMARY SELECTED FINANCIAL DATA

(Unaudited)

      The following table presents summary selected historical financial data derived from the financial statements and other information of General Dynamics incorporated by reference in this prospectus for each of the periods presented. The following data should be read in conjunction with Management’s Discussion and Analysis of the Results of Operations and Financial Condition and the consolidated financial statements and related notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the “Selected Financial Documents”), both incorporated by reference in this prospectus.

	Nine Months Ended		Year Ended December 31

	September 30,	October 1,
	2001	2000	2000	1999	1998	1997	1996
(Dollars in millions, except per share amounts)

Summary of Operations
Net sales	$8,655	$7,665	$10,356	$8,959	$7,398	$5,966	$4,645
Net earnings	697	682	901	880	589	559	317
Earnings per share:
Basic	3.47	3.41	4.51	4.40	2.95	2.80	1.58
Diluted	3.44	3.39	4.48	4.36	2.91	2.73	1.54
Cash dividends per common stock share	0.84	0.78	1.04	.96	.88	.82	.82
Financial Position, at period end
Cash and equivalents and marketable securities	$579		$177	$270	$303	$774	$1,162
Total assets	11,015		7,987	7,774	6,196	5,583	4,625
Short- and long-term debt	2,239		502	1,022	530	645	438
Shareholders’ equity	4,430		3,820	3,170	2,407	2,008	1,525
Other Information, at period end
Funded backlog	$20,623		$14,442	$11,951	$10,841	$9,699	$9,288
Total backlog	29,895		19,742	19,916	19,332	12,531	13,504

RISK FACTORS

      In addition to the information contained elsewhere in this prospectus, the following risk factors should be carefully considered in evaluating the exchange offer and an investment in the exchange notes. The following risk factors, other than “If you do not exchange your outstanding notes, they may be difficult to resell,” generally apply to the outstanding notes as well as the exchange notes.

Risks Related to Our Business

We depend on the U.S. government for a significant portion of our sales.

      Historically, a significant portion of our sales have been to the U.S. government and its agencies. In 2000, approximately 60% of our net sales were to the U.S. government, either as a prime contractor or as a subcontractor. Our U.S. government products and programs must compete with programs of other defense contractors. The funding of government programs is dependent on congressional appropriations and administrative allotment of funds, and may be affected by changes in U.S. government policies resulting from various military and political developments. In addition, funding for defense programs competes with nondefense spending of the U.S. government. A shift in government defense spending to other programs in which we are not involved or a reduction in U.S. government defense spending generally could have severe consequences on our revenue and earnings.

Government contracts are generally not fully funded at inception and are subject to termination and heavily regulated and audited.

      We act as a prime contractor or subcontractor for many different government programs. U.S. government defense contracts typically involve long lead times for design and development, and are subject to significant changes in contract scheduling. Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The termination or reduction of funding for a government program would result in a loss of anticipated future revenues attributable to that program.

      Generally, government contracts are subject to oversight audits by government representatives and contain provisions permitting termination, in whole or in part, at the government’s convenience or for default. If a contract is terminated at the convenience of the U.S. government, a contractor is entitled to receive payments for its allowable costs and, in general, the proportionate share of fees or earnings for the work done. Contracts which are terminated for default generally provide that the government only pays for the work it has accepted and may require the contractor to pay for the incremental cost of reprocurement and may hold the contractor liable for damages. As the majority of our revenues are dependent on the procurement, performance and payment under our government contracts, the termination of one or more critical government contracts could have a negative impact on our results of operation and financial condition.

      Our government business is also subject to specific procurement regulations. Failure to comply with these regulations and requirements could lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time.

Our Aerospace Group may be adversely affected by unfavorable market and cost pressures.

      The future success of our Aerospace Group is dependent on a number of factors, some of which are beyond our control. These factors include general economic conditions, price and demand pressures in the market, our ability to continue to achieve efficiencies necessary to realize expected profit rates, and our ability to meet planned timetables for the development, certification, and delivery of new product offerings.

Our future success will depend in part on our ability to meet the changing needs of our customers.

      Virtually all of the products produced and sold by General Dynamics are highly engineered and require sophisticated manufacturing and system integration techniques and capabilities. The product and program needs of our government and commercial customers regularly change and evolve. There is no assurance that we will continuously have at our disposal the engineering, technical and manufacturing capabilities necessary to meet these evolving needs.

Risks Related to Investment in the Notes

           If you do not exchange your outstanding notes, they may be difficult to resell.

      As outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered or tendered but not accepted outstanding notes will be adversely affected. We anticipate that most holders of the outstanding notes will elect to exchange the outstanding notes for exchange notes due to the general absence of restrictions on the resale of exchange notes under the Securities Act. Therefore, we anticipate that the liquidity of the market for any outstanding notes remaining after the consummation of the exchange offer will be substantially limited.

      The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from these requirements. If you do not tender your outstanding notes, or if your outstanding notes are not accepted for exchange, generally you will have no further right to require us to register your outstanding notes after the exchange offer. Except in connection with this exchange offer, we do not presently intend to register the outstanding notes under the Securities Act.

           There is no established trading market for the exchange notes and any market for the exchange notes may be illiquid.

      The exchange notes will constitute a new issue of securities, with no established trading market. A market may not develop, and you may not be able to resell your exchange notes. Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

           The subsidiary guarantees raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees.

      Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it is found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was:

•	insolvent or rendered insolvent because of the guarantee;

•	engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

      If a court voided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, you would cease to have a claim against such Guarantor and would be solely creditors of the Company or any other Guarantors.

           Our holding company structure may limit your recourse to our assets.

      Because we are a holding company, we depend on the ability of our subsidiaries to provide us with cash, in the form of dividends, intercompany credits, loans or otherwise, to meet our debt service obligations, including our obligations under the exchange notes. These subsidiaries are separate and distinct legal entities, and dividends, loans or other distributions to us from our subsidiaries may be subject to future contractual or other restrictions, and will depend upon the results of operations of those subsidiaries and may be subject to other business considerations. Although the exchange notes are guaranteed by the Guarantors, if such guarantees were voided or held unenforceable, the Guarantors would have no obligation to pay any amounts due on the exchange notes or to make any funds available.

USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges for each of the periods presented. We base these ratios on the historical consolidated financial statements of General Dynamics contained in the Selected Financial Documents incorporated by reference in this prospectus.

	Nine Months Ended	Year Ended December 31

	September 30, 2001	2000	1999	1998	1997	1996

Ratio of Earnings to Fixed Charges	15.9:1	14.0:1	16.0:1	17.4:1	16.3:1	14.1:1

      For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income, adjusted to add back fixed charges, and fixed charges consist of pretax interest on all indebtedness, an estimate of interest on rental expense and amortization of debt discount.

CAPITALIZATION

      The following table sets forth the capitalization of General Dynamics at September 30, 2001 on a historical basis. You should read this table in conjunction with “Selected Financial Data” included elsewhere in this prospectus and the financial statements and the related notes contained in the Selected Financial Documents incorporated by reference in this prospectus.

September 30, 2001
(Dollars in millions)
Cash and equivalents	$579

Short-term debt	$1,500
Long-term debt	739
Shareholders’ Equity
Common stock, including surplus	$697
Retained earnings	4,589
Treasury stock	(840)
Accumulated other comprehensive loss	(16)

Total Shareholders’ Equity	$4,430

Total Capitalization	$6,669

SELECTED FINANCIAL DATA

(Unaudited)

      The following table presents selected historical financial data derived from the financial statements and other information of General Dynamics incorporated by reference in this prospectus for each of the periods presented. The following data should be read in conjunction with Management’s Discussion and Analysis of the Results of Operations and Financial Condition and the consolidated financial statements and related notes thereto contained in the Selected Financial Documents incorporated by reference in this prospectus.

	Nine Months Ended		Year Ended December 31

	September 30,	October 1,
(Dollars and shares in millions, except per	2001	2000	2000	1999	1998	1997	1996
share and employee amounts)
Summary of Operations
Net sales	$8,655	$7,665	$10,356	$8,959	$7,398	$5,966	$4,645
Net earnings	697	682	901	880	589	559	317
Earnings per share:
Basic	3.47	3.41	4.51	4.40	2.95	2.80	1.58
Diluted	3.44	3.39	4.48	4.36	2.91	2.73	1.54
Cash dividends per common stock share	0.84	0.78	1.04	.96	.88	.82	.82
Financial Position, at period end
Cash and equivalents and marketable securities	$579		$177	$270	$303	$774	$1,162
Total assets	11,015		7,987	7,774	6,196	5,583	4,625
Short- and long-term debt	2,239		502	1,022	530	645	438
Shareholders’ equity	4,430		3,820	3,170	2,407	2,008	1,525
Book value per share	21.98		19.05	15.77	12.08	10.02	7.62
Other Information, at period end
Funded backlog	$20,623		$14,442	$11,951	$10,841	$9,699	$9,288
Total backlog	29,895		19,742	19,916	19,332	12,531	13,504
Shares outstanding	201.7		200.5	201.0	199.3	200.3	200.1
Weighted average shares outstanding:
Basic	201.0		199.8	200.0	199.5	199.8	200.2
Diluted	202.8		201.3	202.1	202.2	204.5	205.5
Active employees	52,200		43,300	43,400	38,440	34,800	28,300

CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

      The outstanding notes are, and the exchange notes will be, fully and unconditionally guaranteed on an unsecured, joint and several basis by certain wholly-owned subsidiaries of the Company (the “Guarantors”). The following condensed consolidating financial statements illustrate the composition of the Company, the Guarantors on a combined basis (each Guarantor together with its majority owned subsidiaries) and all other subsidiaries on a combined basis as of September 30, 2001, December 31, 2000 and 1999 for the balance sheet, as well as the statement of earnings and cash flows for the nine months ended September 30, 2001 and October 1, 2000, and for each of the three years ended December 31, 2000, 1999 and 1998.

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS

(UNAUDITED)
(Dollars in millions)

			Other
		Guarantors	Subsidiaries
		on a Combined	on a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

Nine Months Ended September 30, 2001

NET SALES	$—	$8,445	$210	$—	$8,655
Cost of sales	(19)	6,841	175	—	6,997
General and administrative expenses	—	561	16	—	577

OPERATING EARNINGS	19	1,043	19	—	1,081
Interest expense	(41)	—	(8)	—	(49)
Interest income	4	4	1	—	9
Other income (expense), net	(18)	(1)	19	—	—

EARNINGS BEFORE INCOME TAXES	(36)	1,046	31	—	1,041
Provision (benefit) for income taxes	(41)	375	10	—	344
Equity in net earnings of subsidiaries	692	—	—	(692)	—

NET EARNINGS	$697	$671	$21	$(692)	$697

Nine Months Ended October 1, 2000

NET SALES	$—	$7,456	$209	$—	$7,665
Cost of sales	(12)	6,051	173	—	6,212
General and administrative expenses	—	462	13	—	475

OPERATING EARNINGS	12	943	23	—	978
Interest expense	(49)	(1)	(8)	—	(58)
Interest income	2	4	—	—	6
Other income (expense), net	(4)	(4)	3	—	(5)

EARNINGS BEFORE INCOME TAXES	(39)	942	18	—	921
Provision (benefit) for income taxes	(96)	336	(1)	—	239
Equity in net earnings of subsidiaries	625	—	—	(625)	—

NET EARNINGS	$682	$606	$19	$(625)	$682

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS

(Dollars in millions)

			Other
		Guarantors	Subsidiaries
		on a Combined	on a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

Year Ended December 31, 2000

NET SALES	$—	$10,077	$279	$—	$10,356
Cost of sales	(14)	8,165	229	—	8,380
General and administrative expenses	—	630	17	—	647

OPERATING EARNINGS	14	1,282	33	—	1,329
Interest expense	(60)	(1)	(11)	—	(72)
Interest income	5	5	2	—	12
Other income (expense), net	(7)	(29)	29	—	(7)

EARNINGS BEFORE INCOME TAXES	(48)	1,257	53	—	1,262
Provision (benefit) for income taxes	(90)	452	(1)	—	361
Equity in net earnings of subsidiaries	859	—	—	(859)	—

NET EARNINGS	$901	$805	$54	$(859)	$901

Year Ended December 31, 1999

NET SALES	$—	$8,645	$314	$—	$8,959
Cost of sales	(145)	7,085	246	—	7,186
General and administrative expenses	—	548	22	—	570

OPERATING EARNINGS	145	1,012	46	—	1,203
Interest expense	(27)	(16)	(10)	—	(53)
Interest income	10	7	2	—	19
Other income (expense), net	(8)	(41)	6	—	(43)

EARNINGS BEFORE INCOME TAXES	120	962	44	—	1,126
Provision (benefit) for income taxes	(104)	328	22	—	246
Equity in net earnings of subsidiaries	656	—	—	(656)	—

NET EARNINGS	$880	$634	$22	$(656)	$880

Year Ended December 31, 1998

NET SALES	$—	$7,039	$359	$—	$7,398
Cost of sales	(12)	5,685	298	—	5,971
General and administrative expenses	—	487	22	—	509

OPERATING EARNINGS	12	867	39	—	918
Interest expense	(1)	(28)	(11)	—	(40)
Interest income	7	7	9	—	23
Other income (expense), net	4	(9)	8	—	3

EARNINGS BEFORE INCOME TAXES	22	837	45	—	904
Provision for income taxes	8	293	14	—	315
Equity in net earnings of subsidiaries	575	—	—	(575)	—

NET EARNINGS	$589	$544	$31	$(575)	$589

CONDENSED CONSOLIDATING BALANCE SHEET

(UNAUDITED)
As of September 30, 2001
(Dollars in millions)

			Other
		Guarantors	Subsidiaries
		on a Combined	on a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

ASSETS

CURRENT ASSETS:
Cash and equivalents	$378	$1	$200	$—	$579
Accounts receivable	—	932	112	—	1,044
Contracts in process	79	1,369	244	—	1,692
Inventories
Work in process	—	693	1	—	694
Raw materials	—	330	3	—	333
Pre-owned aircraft	4	225	—	—	229
Other	—	29	1	—	30
Other current assets	160	227	46	—	433

Total Current Assets	621	3,806	607	—	5,034

NONCURRENT ASSETS:
Property, plant and equipment	137	2,899	489	—	3,525
Accumulated depreciation, depletion & amortization of PP&E	(20)	(1,430)	(344)	—	(1,794)
Intangible assets	—	3,055	893	—	3,948
Accumulated amortization of intangible assets	—	(314)	(33)	—	(347)
Other assets	246	217	186	—	649
Investment in subsidiaries	8,893	—	—	(8,893)	—

Total Noncurrent Assets	9,256	4,427	1,191	(8,893)	5,981

	$9,877	$8,233	$1,798	$(8,893)	$11,015

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$1,487	$8	$5	$—	$1,500
Other current liabilities	207	2,399	337	—	2,943

Total Current Liabilities	1,694	2,407	342	—	4,443

NONCURRENT LIABILITIES:
Long-term debt	500	83	156	—	739
Other liabilities	326	761	316	—	1,403

Total Noncurrent Liabilities	826	844	472	—	2,142

SHAREHOLDERS’ EQUITY:
Common stock, including surplus	697	3,736	1,117	(4,853)	697
Other shareholders’ equity	6,660	1,246	(133)	(4,040)	3,733

Total Liabilities and Shareholders’ Equity	7,357	4,982	984	(8,893)	4,430

	$9,877	$8,233	$1,798	$(8,893)	$11,015

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2000
(Dollars in millions)

			Other
		Guarantors	Subsidiaries
		on a Combined	on a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

ASSETS

CURRENT ASSETS:
Cash and equivalents	$153	$1	$23	$—	$177
Accounts receivable	1	760	37	—	798
Contracts in process	56	1,178	4	—	1,238
Inventories
Work in process	—	405	—	—	405
Raw materials	—	289	—	—	289
Pre-owned aircraft	—	236	—	—	236
Other	—	23	—	—	23
Other current assets	126	233	26	—	385

Total Current Assets	336	3,125	90	—	3,551

NONCURRENT ASSETS:
Property, plant and equipment	75	2,543	22	—	2,640
Accumulated depreciation, depletion & amortization of PP&E	(16)	(1,323)	(7)	—	(1,346)
Intangible assets	—	2,585	216	—	2,801
Accumulated amortization of intangible assets	—	(254)	(16)	—	(270)
Other assets	203	200	208	—	611
Investment in subsidiaries	7,110	—	—	(7,110)	—

Total Noncurrent Assets	7,372	3,751	423	(7,110)	4,436

	$7,708	$6,876	$513	$(7,110)	$7,987

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$340	$—	$—	$—	$340
Other current liabilities	85	2,386	90	—	2,561

Total Current Liabilities	425	2,386	90	—	2,901

NONCURRENT LIABILITIES:
Long-term debt	—	23	139	—	162
Other liabilities	402	578	124	—	1,104

Total Noncurrent Liabilities	402	601	263	—	1,266

SHAREHOLDERS’ EQUITY:
Common stock, including surplus	619	3,398	287	(3,685)	619
Other shareholders’ equity	6,262	491	(127)	(3,425)	3,201

Total Liabilities and Shareholders’ Equity	6,881	3,889	160	(7,110)	3,820

	$7,708	$6,876	$513	$(7,110)	$7,987

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 1999
(Dollars in millions)

			Other
		Guarantors on	Subsidiaries on
		a Combined	a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

ASSETS

CURRENT ASSETS:
Cash and equivalents	$170	$50	$50	$—	$270
Accounts receivable	—	713	33	—	746
Contracts in process	34	1,134	36	—	1,204
Inventories
Work in process	—	436	—	—	436
Raw materials	—	262	—	—	262
Pre-owned aircraft	—	243	—	—	243
Other	—	20	—	—	20
Other current assets	118	177	15	—	310

Total Current Assets	322	3,035	134	—	3,491

NONCURRENT ASSETS:
Property, plant and equipment	70	2,286	32	—	2,388
Accumulated depreciation, depletion & amortization of PP&E	(15)	(1,196)	(8)	—	(1,219)
Intangible assets	—	2,469	235	—	2,704
Accumulated amortization of intangible assets	—	(180)	(11)	—	(191)
Other assets	187	185	229	—	601
Investment in subsidiaries	6,283	—	—	(6,283)	—

Total Noncurrent Assets	6,525	3,564	477	(6,283)	4,283

	$6,847	$6,599	$611	$(6,283)	$7,774

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$852	$1	$—	$—	$853
Other current liabilities	139	2,311	150	—	2,600

Total Current Liabilities	991	2,312	150	—	3,453

NONCURRENT LIABILITIES:
Long-term debt	—	15	154	—	169
Other liabilities	447	405	130	—	982

Total Noncurrent Liabilities	447	420	284	—	1,151

SHAREHOLDERS’ EQUITY:
Common stock, including surplus	487	3,382	288	(3,670)	487
Other shareholders’ equity	4,922	485	(111)	(2,613)	2,683

Total Liabilities and Shareholders’ Equity	5,409	3,867	177	(6,283)	3,170

	$6,847	$6,599	$611	$(6,283)	$7,774

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(UNAUDITED)
(Dollars in millions)

			Other
		Guarantors	Subsidiaries on
		on a Combined	a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

Nine Months Ended September 30, 2001

NET CASH PROVIDED BY OPERATING ACTIVITIES	$2	$539	$122	$—	$663
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired	(1,166)	(375)	89	—	(1,452)
Capital expenditures	(62)	(165)	(10)	—	(237)
Other, net	(7)	60	11	—	64

NET CASH USED BY INVESTING ACTIVITIES	(1,235)	(480)	90	—	(1,625)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from commercial paper issuances	1,147	—	—	—	1,147
Net proceeds from floating rate notes	500	—	—	—	500
Net repayments of other debt, including finance operations	(149)	3	(12)	—	(158)
Dividends paid	(163)	—	—	—	(163)
Other, net	38	—	—	—	38

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,373	3	(12)	—	1,364

Cash sweep by Parent	85	(62)	(23)	—	—

NET INCREASE IN CASH AND EQUIVALENTS	225	—	177	—	402
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	153	1	23	—	177

CASH AND EQUIVALENTS AT END OF PERIOD	$378	$1	$200	$—	$579

Nine Months Ended October 1, 2000

NET CASH (USED)/PROVIDED BY OPERATING ACTIVITIES	$(35)	$770	$(40)	$—	$695
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15)	(202)	(2)	—	(219)
Other, net	(3)	(32)	2	—	(33)

NET CASH USED BY INVESTING ACTIVITIES	(18)	(234)	—	—	(252)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of common stock	(208)	—	—	—	(208)
Dividends paid	(151)	—	—	—	(151)
Other, net	28	(3)	(12)	—	13

NET CASH USED BY FINANCING ACTIVITIES	(331)	(3)	(12)	—	(346)

Cash sweep by Parent	501	(526)	25	—	—

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	117	7	(27)	—	97
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	170	50	50	—	270

CASH AND EQUIVALENTS AT END OF PERIOD	$287	$57	$23	$—	$367

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(Dollars in millions)

			Other
		Guarantors	Subsidiaries on
		on a Combined	a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

Year Ended December 31, 2000

NET CASH (USED)/PROVIDED BY OPERATING ACTIVITIES	$(53)	$1,137	$(13)	$—	$1,071
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17)	(268)	(3)	—	(288)
Other, net	3	(54)	10	—	(41)

NET CASH USED BY INVESTING ACTIVITIES	(14)	(322)	7	—	(329)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of commercial paper	(508)	—	—	—	(508)
Dividends paid	(202)	—	—	—	(202)
Purchases of common stock	(208)	—	—	—	(208)
Proceeds from option exercises	111	—	—	—	111
Net repayments of other debt, including finance operations	—	(5)	(23)	—	(28)

NET CASH USED BY FINANCING ACTIVITIES	(807)	(5)	(23)	—	(835)

Cash sweep by Parent	857	(859)	2	—	—

NET DECREASE IN CASH AND EQUIVALENTS	(17)	(49)	(27)	—	(93)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	170	50	50	—	270

CASH AND EQUIVALENTS AT END OF PERIOD	$153	$1	$23	$—	$177

Year Ended December 31, 1999

NET CASH PROVIDED BY OPERATING ACTIVITIES	$343	$656	$17	$—	$1,016
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired	(1,042)	(48)	—	—	(1,090)
Sales/ maturities of available-for-sale securities	10	81	—	—	91
Capital expenditures	(10)	(182)	(5)	—	(197)
Other, net	(2)	(29)	4	—	(27)

NET CASH USED BY INVESTING ACTIVITIES	(1,044)	(178)	(1)	—	(1,223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from commercial paper issuances	844	—	—	—	844
Net repayments of other debt, including finance operations	(355)	(59)	(19)	—	(433)
Dividends paid	(136)	—	—	—	(136)
Other, net	22	(30)	—	—	(8)

NET CASH PROVIDED/(USED) BY FINANCING ACTIVITIES	375	(89)	(19)	—	267

Cash sweep by Parent	422	(425)	3	—	—

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	96	(36)	—	—	60
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	74	86	50	—	210

CASH AND EQUIVALENTS AT END OF PERIOD	$170	$50	$50	$—	$270

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(Dollars in millions)

			Other
		Guarantors	Subsidiaries
		on a Combined	on a Combined	Consolidating	Total
	Company	Basis	Basis	Adjustments	Consolidated

Year Ended December 31, 1998

NET CASH PROVIDED BY OPERATING ACTIVITIES	$68	$449	$42	$—	$559
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired	(232)	(249)	—	—	(481)
Purchases of available-for-sale securities	(427)	(16)	—	—	(443)
Sales/ maturities of available-for-sale securities	457	36	—	—	493
Capital expenditures	(30)	(149)	(7)	—	(186)
Proceeds from sale of assets	82	13	4	—	99
Other, net	(3)	(1)	—	—	(4)

NET CASH USED BY INVESTING ACTIVITIES	(153)	(366)	(3)	—	(522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of other debt, including finance operations	(157)	(19)	(38)	—	(214)
Dividends paid	(108)	—	—	—	(108)
Purchases of common stock	(28)	(198)	—	—	(226)
Other, net	21	31	—	—	52

NET CASH USED BY FINANCING ACTIVITIES	(272)	(186)	(38)	—	(496)

Cash sweep by Parent	169	(117)	(52)	—	—

NET DECREASE IN CASH AND EQUIVALENTS	(188)	(220)	(51)	—	(459)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	262	306	101	—	669

CASH AND EQUIVALENTS AT END OF PERIOD	$74	$86	$50	$—	$210

BUSINESS

      The Company is a Delaware corporation formed in 1952 as successor to the Electric Boat Company. General Dynamics’ primary businesses focus on shipbuilding and marine systems, business aviation, information systems and land and amphibious combat systems. Each of these businesses involves design, manufacturing and program management expertise, advanced technology and integration of complex systems. The primary customers for our businesses are the United States military, the armed forces of allied nations, other government organizations and a diverse base of corporate and industrial buyers.

      General Dynamics operates in four primary business groups: Marine Systems, Aerospace, Information Systems and Technology, and Combat Systems.

Marine Systems. Marine Systems is a leading supplier of combat vessels, including nuclear submarines, surface combatants and auxiliary ships. Marine Systems has the broadest range of integration, design, engineering and production skills in naval shipbuilding. It also supplies niche commercial shipbuilding markets and manages 23 ready-reserve, fast sealift and prepositioning ships for the U.S. government. Marine Systems includes our Electric Boat Corporation, Bath Iron Works Corporation, National Steel and Shipbuilding Company and American Overseas Marine Corporation subsidiaries.

Aerospace. Aerospace is the leading designer, developer, manufacturer and marketer of technologically advanced intercontinental business jet aircraft, and a major provider of maintenance and refurbishment services for a wide variety of business jets. The Aerospace group is comprised of Gulfstream Aerospace Corporation and General Dynamics Aviation Services. Gulfstream has produced approximately 1,230 aircraft for customers around the world and offers a range of aircraft products and services. Gulfstream’s primary products are the Gulfstream IV-SP, which serves the large-cabin business jet aircraft market, the Gulfstream V, which serves the ultra-long range market, and the Gulfstream V-SP, which will serve the ultra-long range market and begin customer delivery in 2003. Gulfstream introduced the mid-size Gulfstream 100 and the super mid-size Gulfstream 200 (previously the Astra SPX and Galaxy aircraft, respectively) upon the completion of its acquisition of the assets of Galaxy Aerospace Company, LP in June 2001.

Information Systems and Technology. The Information Systems and Technology group provides defense and commercial customers with infrastructure and systems integration skills required to process, communicate and manage information effectively. The group has market-leading positions in the design, deployment and maintenance of wireline and wireless voice and data networks; command, control and communications systems; telecommunications system security; encryption; fiber optics; intelligence systems; computing hardware; and lifecycle management and support. The Information Systems and Technology group is pursuing new opportunities in networks and C4ISR systems for defense customers, as well as selected opportunities in the international and commercial markets.

Combat Systems. Combat Systems is a leading supplier of land and amphibious combat system development, production and support. Its product line includes a full spectrum of armored vehicles, suspensions, engines, transmissions, medium caliber guns, ammunition handling systems, turrets and turret drive systems, reactive armor and ordnance. Combat Systems includes our Land Systems, Armament Systems, Ordnance and Tactical Systems (formerly Primex Technologies, Inc. which was acquired in January 2001) and Santa Barbara de Industrias Sistemas, S.A. (which was formed in July 2001 upon the acquisition of Empresa Nacional Santa Barbara de Industrias Militaires, S.A. and Santa Barbara Blindados, S.A.) subsidiaries.

THE EXCHANGE OFFER

General

      We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $500 million aggregate principal amount of exchange notes for a like aggregate principal amount of outstanding notes, properly tendered on or prior to the expiration date and not properly withdrawn. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2002. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extend the exchange offer. The exchange offer is being made with respect to all of the outstanding notes.

      As of the date of this prospectus, the aggregate principal amount of the outstanding notes is $500 million. This prospectus, together with the letter of transmittal, is first being sent on or about                     , 2002, to all registered holders of outstanding notes. Our obligation to accept outstanding notes for exchange is subject to certain conditions set forth under “— Certain Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

      We originally sold the outstanding notes to the initial purchaser under the terms of a purchase agreement dated August 22, 2001. The initial purchaser subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act.

      In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchaser of the outstanding notes in which we and the Guarantors agreed to use our reasonable best efforts to:

•	within 150 days after the date of original issuance of the outstanding notes, file a registration statement with the SEC with respect to an offer to exchange the outstanding notes for other notes issued by us having terms identical in all material respects to the outstanding notes (except that such notes will not contain terms with respect to transfer restrictions or registration rights) that would be registered under the Securities Act;

•	cause the registration statement to be declared effective under the Securities Act within 240 days after the date of the original issuance of the outstanding notes;

•	unless the exchange offer would not be permitted by applicable law or staff interpretation of the SEC, consummate the exchange offer and issue, within 270 days after the date of the original issuance of the outstanding notes, exchange notes in exchange for all outstanding notes tendered before the expiration date; and

•	keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to the holders of the outstanding notes.

      For each outstanding note tendered to us in the exchange offer, we will issue to the holder of such note an exchange note of the same series having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor.

      If, upon consummation of the exchange offer, the initial purchaser holds outstanding notes acquired by it as part of its initial distribution, we, simultaneously with the delivery of the exchange notes, will issue and deliver to the initial purchaser, in exchange for the outstanding notes held by the initial purchaser, a like principal amount of notes (“private exchange notes”), which are identical in all material respects to the outstanding notes.

      In the event that:

•	any change in law or in applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer; or

•	for any other reason we do not consummate the exchange offer within 270 days after the original issuance of the outstanding notes; or

•	the initial purchaser so requests with respect to outstanding notes (or private exchange notes) that are not eligible to be exchanged for exchange notes in the exchange offer and held by it following consummation of the exchange offer; or

•	certain holders notify us that they are not eligible to participate in the exchange offer or did not receive freely tradable exchange notes (or private exchange notes) on the date of the exchange;

then, we will, subject to certain exceptions, use our reasonable best efforts to:

•	promptly file a shelf registration statement covering resales of the outstanding notes or the exchange notes, as the case may be;

•	cause the shelf registration statement to be declared effective under the Securities Act; and

•	keep the shelf registration statement effective until the earliest of (a) the time when the outstanding notes covered by the shelf registration statement are no longer restricted securities under Rule 144 of the Securities Act, (b) two years from the effective date of the shelf registration statement (subject to extension under limited circumstances) and (c) the date on which all outstanding notes registered thereunder are disposed of in accordance therewith.

      We will, if a shelf registration statement is filed, among other things, provide to each holder of outstanding notes for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes or the exchange notes, as the case may be, under the shelf registration statement. A holder selling outstanding notes or exchange notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations). Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

      We will pay additional cash interest on the applicable outstanding notes and exchange notes, subject to certain exceptions:

•	if we fail to file a registration statement with the SEC on or prior to January 24, 2002;

•	if the registration statement is not declared effective by the SEC on or prior to April 24, 2002;

•	if the exchange offer is not consummated on or before May 24, 2002; or

•	if the registration statement is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) (each such event described in the preceding clauses is referred to herein as a “registration default”);

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

      The annual rate of the additional interest will be 0.125% for the first 90-day period immediately following the occurrence of a registration default, and such annual rate will increase by an additional 0.125% with respect to the subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 0.25%. We will pay such additional interest on each regular interest payment date. Such additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes, the exchange notes and the private exchange notes.

Resale of the Exchange Notes

      Under existing SEC interpretations, we believe that the exchange notes will be freely transferable by holders after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that:

•	it is acquiring the exchange notes in the ordinary course of its business;

•	at the time of commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

•	it is not an “affiliate” of ours, as defined in Rule 405 under the Securities Act;

provided, however, that broker-dealers receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) by delivering this prospectus.

      Under the registration rights agreement, we are required to allow broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes for 90 days following the effective date of this registration statement. We shall use our reasonable best efforts to keep this registration statement effective and to amend and supplement this prospectus during the aforementioned 90-day period, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act.

      Any holder of outstanding notes who:

•	is an affiliate of ours, as defined in Rule 405 under the Securities Act,

•	does not acquire exchange notes in the ordinary course of its business, or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution (within the meaning of the Securities Act) of exchange notes,

cannot rely on the position of the staff of the SEC contained in the no-action letters of Exxon Capital Holdings Corporation (available April 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we will accept all outstanding notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes in the exchange offer in integral multiples of $1,000.

      The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the indenture. For a description of the indenture, see “Description of the Exchange Notes and Guarantees” below.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

      As of the date of this prospectus, the aggregate principal amount of the outstanding notes is $500 million. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and under the registration rights agreement.

      We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering the exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Certain Conditions to the Exchange Offer.”

      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section captioned “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

      The exchange offer will expire at 5:00 p.m., New York City time on                     , 2002, unless we, in our sole discretion, extend it.

      In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

      We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “— Certain Conditions to the Exchange Offer,” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.

      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

Certain Conditions to the Exchange Offer

      Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

•	the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

      In addition, we will not be obligated to accept for exchange the outstanding notes of any holder who has not made:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution;” and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

      We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

      These conditions are for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

      In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

      Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and transmit such letter of transmittal to the exchange agent before the expiration date; or

•	comply with our Automated Tender Offer Program procedures described below.

      In addition, either:

•	the exchange agent must receive such outstanding notes along with the letter of transmittal; or

•	the exchange agent must receive, before the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before the expiration date.

      The tender of outstanding notes by a holder that is not withdrawn before the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If such beneficial owner wishes to tender on its own behalf, it must, before completing and executing the letter of transmittal and delivering its outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of such outstanding notes.

      The transfer of registered ownership may take considerable time and may not be completed before the expiration date.

      Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

      We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

      In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

      By signing the letter of transmittal, each tendering holder of outstanding notes will represent to us that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes (see “Plan of Distribution”); and

•	the holder is not an “affiliate” of ours, as defined in Rule 405 under the Securities Act, or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or before the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered;

•	stating that the tender is being made thereby;

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal, or a facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile transmission, mail or hand delivery, of withdrawal at one of the addresses set forth below under “— Exchange Agent;” or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

      Any such notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes); and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

      If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.

      If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or before the expiration date.

Exchange Agent

      The Bank of New York has been appointed as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent at one of the addresses set forth below:

THE BANK OF NEW YORK

By Registered or Certified Mail: The Bank of New York Attn: William Buckley 15 Broad Street, 16th Floor New York, New York 10007	By Overnight Courier: The Bank of New York Reorganization Department Attn: Santino Ginocchietti 15 Broad Street, 16th Floor New York, New York 10007	By Hand: The Bank of New York Reorganization Department Attn: Santino Ginocchietti 15 Broad Street, 16th Floor New York, New York 10007	By Facsimile: The Bank of New York Reorganization Department Attn: Santino Ginocchietti (212) 235-2261 Confirm by telephone: (212) 235-2363

For information, call:

(212) 235-2363

      Any requests or deliveries to an address or facsimile number other than as forth above will not constitute a valid delivery.

Fees and Expenses

      We will bear the expenses of soliciting tenders. The solicitation is being made principally by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for services and reimburse it for its related reasonable out-of-pocket expenses.

      We will pay the cash expenses to be incurred in connection with the exchange offer, including SEC registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees, and printing and mailing costs.

Transfer Taxes

      We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

      If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

      Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

      In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Completion of the exchange offer will satisfy most of our obligations under the registration rights agreement, and we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, subject to the limitations discussed under “— Resale of the Exchange Notes” and “Plan of Distribution.”

Accounting Treatment

      We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Expenses of the exchange offer will be capitalized and amortized over the term of the exchange notes.

Other

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

      We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE EXCHANGE NOTES AND GUARANTEES

      The outstanding notes were issued, and the exchange notes will be issued, under an indenture dated as of August 27, 2001, as supplemented by the first supplemental indenture thereto dated as of August 27, 2001, among us, the Guarantors and The Bank of New York, as trustee (together, the “indenture”). The following summary of the material terms of the indenture does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein, and those terms made part of the indenture by reference to the Trust Indenture Act. Capitalized terms used herein, unless otherwise defined in the following discussion, are defined below under “— Certain Definitions.” You may obtain a copy of the indenture from us upon request. See “Where You Can Find More Information” in this prospectus. Additionally, the indenture is filed as an exhibit to this registration statement that includes this prospectus.

      The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the outstanding notes, and accordingly the outstanding notes and the exchange notes will be treated as a single class of debt securities under the indenture.

      The exchange notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The exchange notes will be unsecured senior obligations of the Company and, as such, will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The exchange notes will be guaranteed by each of the Guarantors, which guarantees will rank pari passu in right of payment with each other and all other existing and future senior indebtedness of such Guarantors.

General

      The specific terms of the exchange notes are set forth below:

•	Title: Floating Rate Notes due 2004.

•	Maturity date: September 1, 2004.

•	Interest rate: Three-month LIBOR + 0.22% per annum.

•	Date interest starts accruing: Interest on the exchange notes will accrue from the most recent date to which interest has been paid or duly provided for (as the case may be) on the outstanding notes (interest started accruing on the outstanding notes on August 27, 2001 and interest payments on the outstanding notes were made on December 1, 2001 and , 2002, and accordingly interest on the exchange notes will start accruing as of , 2002).

•	Interest payment dates: December 1, March 1, June 1 and September 1.

•	First interest payment date on the exchange notes: June 1, 2002.

•	Regular record dates for interest: November 15, February 15, May 15 and August 15.

•	Computation of interest: Interest will be computed on the basis of the actual number of days in the Interest Period and a 360-day year.

•	Form of notes: The exchange notes will be in the form of one or more global notes that we will deposit with or on behalf of DTC.

•	Sinking fund: The exchange notes will not be subject to any sinking fund.

•	Status: The exchange notes will constitute a series of our unsecured senior debt securities.

•	Guarantees: The exchange notes will be fully and unconditionally guaranteed on a senior basis by the Guarantors.

Rate of Interest

      The rate of interest payable from time to time in respect of the exchange notes, which we refer to as the “Rate of Interest,” will be a floating rate, subject to adjustment on a quarterly basis and determined by reference to LIBOR for three-month U.S. dollar deposits, determined as described below, plus 0.22% per annum. All percentages resulting from any calculation on the exchange notes will be rounded to the nearest one one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on the exchange notes will be rounded to the nearest cent, with one-half cent being rounded upward.

      (1) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business, including dealings in deposits in U.S. dollars in London (or, for purposes of paragraph (3) below, New York), prior to the commencement of the Interest Period (as defined below) for which such rate will apply (each such day, an “Interest Determination Date”), The Bank of New York, as the calculation agent or its successors in this capacity (the “Calculation Agent”), will calculate the rate of interest for such Interest Period at, subject to the provisions described below, the rate per annum equal to 0.22% above the rate appearing on the Bridge’s Telerate Page 3750 (or such other page as may replace that page on Bridge’s Telerate Service or, if such service is not available, such other service as may be selected by the Calculation Agent as the information vendor for the purpose of displaying the Official British Bankers Association LIBOR Fixing) for three-month U.S. dollar deposits in the London inter-bank market on such Interest Determination Date. “Interest Period” means the period beginning on, and including, the most recent date to which interest has been paid or duly provided for (as the case may be) on the outstanding notes, and ending on, but excluding, the first interest payment date for the exchange notes and each successive period beginning on, and including, an interest payment date for the exchange notes and ending on, but excluding, the next succeeding interest payment date for the exchange notes.

      (2) If on any Interest Determination Date an appropriate rate cannot be determined from Bridge’s Telerate Service or such other service as specified in (1) above, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 0.22% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London after requesting such quotations from not less than four major banks in London selected by the Calculation Agent (the “Reference Banks,” which term shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits in amounts of not less than $1.0 million in the London inter-bank market as of 11:00 a.m. (London time) on such Interest Determination Date.

      (3) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be the Reserve Interest Rate. The “Reserve Interest Rate” refers to the rate per annum which the Calculation Agent determines to be 0.22% per annum above either:

(a) The arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits in amounts of not less than $1.0 million to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made, or

(b) In the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months in amounts of not less than $1.0 million;

provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest in effect for the last preceding Interest Period to which (1) or (2) above shall have applied.

      Determination of Rate of Interest and Calculation of Interest Amount. The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the “Interest Amount”). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each exchange note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall, in the absence of willful misconduct, bad faith or gross negligence, be final and binding on all parties. In no event will the rate of interest on the exchange notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      Calculation Agent. We shall provide that, so long as any of the exchange notes remain outstanding, there shall at all times be a Calculation Agent with respect to such exchange notes. In the event of the Calculation Agent being unable or unwilling to continue to act as the Calculation Agent or in the case of the Calculation Agent failing duly to establish the Rate of Interest for any Interest Period, the Company shall appoint another leading bank engaged in the London inter-bank market to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed.

      Certificates to be Final. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the exchange notes, whether by the Reference Banks, or any of them, or the Calculation Agent, shall, in the absence of willful misconduct, bad faith or gross negligence, be binding on the Company, the Calculation Agent and all of the holders and no liability shall, in the absence of willful misconduct, bad faith or gross negligence, attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Optional Redemption

      We may, at our option, redeem the exchange notes, in whole or in part, at any time after September 1, 2002 and prior to the maturity date of the exchange notes at a redemption price equal to 100% of the principal amount of the exchange notes to be redeemed plus accrued interest to the date of redemption.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the exchange notes to be redeemed. If less than all of the exchange notes are being redeemed, the trustee will select the exchange notes to be redeemed using a method it considers fair. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the exchange notes or portions of the exchange notes called for redemption.

Further Issues

      We may from time to time, without notice to or the consent of holders of the exchange notes, create and issue further notes ranking equally and ratably with the exchange notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), so that such further notes shall be consolidated and form a single series with the exchange notes and shall have the same terms as to status, redemption or otherwise as the exchange notes.

Defeasance

      We (and to the extent applicable, the Guarantors), at our option,

(1)	will be discharged from any and all obligations in respect of any series of the exchange notes (except in each case for certain obligations to register the transfer or exchange of exchange notes, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

(2)	will no longer be obligated to comply with the covenants described below under “— Covenants of the Company” and “— Limitation on Consolidation, Merger, Conveyance or Transfer” and the Event of Default described in the third bullet point under “— Events of Default; Notice and Waiver” will no longer constitute an Event of Default with respect to the exchange notes, in each case if we deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders, money or the equivalent in securities of the U.S. government or government agencies backed by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and any premium of, interest on and any repurchase or redemption obligations with respect to the exchange notes on the dates such payments are due in accordance with the terms of the exchange notes.

      To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•	the deposit and related defeasance would not cause the holders of the exchange notes to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (1) above, accompanied by a ruling, if then required, to such effect received from or published by the Internal Revenue Service (“IRS”); and

•	the creation of the defeasance trust would not violate the Investment Company Act of 1940, as amended.

      In addition, we are required to deliver to the trustee an officer’s certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding our creditors or others.

Events of Default; Notice and Waiver

      If an Event of Default occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the outstanding exchange notes may declare the principal of all the exchange notes, and all accrued interest, to be due and payable immediately.

      “Events of Default” are defined as being:

•	default in payment of principal of, or premium, if any, on the exchange notes when due at their stated maturity;

•	default for 30 days in payment of any interest due on the exchange notes;

•	default for 60 days after written notice to us (or the Guarantors, if applicable) by the trustee or by holders of 25% in aggregate principal amount of the outstanding exchange notes in the performance, or breach, of any covenant or warranty pertaining to the exchange notes (other than a covenant or warranty a default in the performance of which, or the breach of which, would otherwise constitute an Event of Default);

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our Material Subsidiaries (as defined below) which are organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any guarantee by a Material Subsidiary ceases for any reason to be, or is asserted in writing by any such Material Subsidiary or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee.

      The trustee will, within 90 days after the occurrence of a default, give to the holders of the exchange notes notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, on any of the exchange notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the exchange notes. For the purpose of the trustee’s duty to notify holders of defaults, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

      The trustee is entitled, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the exchange notes before proceeding to exercise any right or power under the indenture at the request of holders of the exchange notes.

      The holders of a majority in aggregate principal amount of the outstanding exchange notes may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of the exchange notes, subject to certain conditions.

      In certain cases, the holders of a majority in principal amount of the outstanding exchange notes may waive, on behalf of the holders of all the exchange notes, any past default or Event of Default with respect to the exchange notes except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest on any of the exchange notes.

Limitation on Consolidation, Merger, Conveyance or Transfer

      We shall not consolidate with or merge into any other Person (as defined below) or sell, lease, convey or transfer all or substantially all of our properties and assets to any Person, if upon any such consolidation, merger, sale, lease, conveyance or transfer we are not the surviving corporation, unless:

•	the Person formed by such consolidation or into which we are merged or the Person which acquires by sale, lease, conveyance or transfer all or substantially all of our properties and assets shall be organized and existing under the laws of the United States of America or any state or the District of Columbia, and (if such Person is not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the exchange notes and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, lease, conveyance or transfer and such supplemental indenture comply with the applicable article of the indenture and that we have complied with all conditions precedent relating to such transaction.

      In such event, we shall be discharged from all obligations and covenants under the indenture and the exchange notes, and may be liquidated and dissolved. The successor Person formed by such consolidation or into which we are merged or to which such sale, lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as the Company in the indenture.

Modification of the Indenture

      We and the trustee may, without the consent of the holders of the exchange notes, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another Person to the Company or any Guarantor;

•	to add to our covenants, or the covenants of the Guarantors, or to surrender any of our rights or powers, or the rights or powers of the Guarantors, for the benefit of the holders of the exchange notes;

•	to cure any ambiguity, or correct any inconsistency in the indenture; provided that any such supplemental indenture shall not materially and adversely affect the interests of the holders of the exchange notes;

•	with certain exceptions, to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act;

•	to establish the form of any security, to provide for the issuance and set forth the terms of any series of debt securities;

•	to evidence and provide for the acceptance of the appointment of any successor trustee;

•	to provide any additional Events of Default;

•	to provide for the issuance of exchange notes in coupon or in fully registered form;

•	to secure the exchange notes under the indenture’s limitation on liens or otherwise; or

•	to evidence the addition of any subsidiary as a Guarantor or the release of any Guarantor and its obligations pursuant to the indenture.

      The Company and the trustee are permitted, with the consent of the holders of a majority in principal amount of the outstanding exchange notes and the debt securities of all other series under the indenture to be affected voting as a single class, to execute supplemental indentures by adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of all such series to be affected, except that no such supplemental indenture may, without the consent of each holder of affected debt securities, among other things:

•	change the fixed maturity of any debt securities;

•	reduce the principal amount thereof;

•	reduce or change the method of computing the rate or extend the time of payment of interest thereon;

•	change the currency or place of any payment;

•	amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the holders; or

•	reduce the percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture.

Covenants of the Company

      The following covenants will apply to the exchange notes.

Statement as to Compliance

      The Company and each Guarantor will deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate stating that the Company or such Guarantor, as applicable, has fulfilled all its obligations under the indenture and has complied with all conditions and covenants throughout the year and that no default exists under the indenture or specifying the nature of any existing default.

Liens

      Neither the Company nor any Material Subsidiary shall incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any of its assets or properties without securing the exchange notes equally and ratably with such indebtedness for so long as any such indebtedness is secured. Exceptions include, among others:

•	liens for taxes not yet due, or being contested;

•	liens imposed by law, such as mechanics’ liens, and other similar liens;

•	easements and similar liens not impairing the use or value of the property involved;

•	existing liens;

•	liens created by subsidiaries of ours to secure indebtedness of such subsidiaries to us or to one or more other subsidiaries of ours;

•	liens affecting property of a Person existing at the time it is acquired by us;

•	liens existing on any property of any corporation or business when acquired, or to finance the purchase price;

•	liens on any property to finance the cost of improvements or construction thereon;

•	liens on shares of stock, indebtedness or other securities of a Person that is not the Company or a subsidiary of ours;

•	liens to extend, renew or replace any liens referred to above; and

•	other liens arising in connection with our indebtedness and our subsidiaries’ indebtedness in an aggregate principal amount for us and our subsidiaries, together with all Attributable Debt (as defined below) with respect to sale and leaseback transactions involving Principal Properties (as defined below) (with the exception of the transactions that are excluded as described in “— Limitation on Sale and Leaseback Transactions” below), not exceeding at the time such lien is issued, created or assumed 10% of our Consolidated Assets (as defined below).

Limitation on Sale and Leaseback Transactions

      The Company will not, and will not permit any Material Subsidiary to, enter into any sale and leaseback transaction covering any Principal Property which was or is owned or leased by the Company or a Material Subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of such Principal Property.

      However, a sale and leaseback transaction of this kind will not be prohibited if:

•	Attributable Debt of the Company and its Material Subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when the Company first issued securities pursuant to the indenture (other than any sale and leaseback transactions that are otherwise permitted or excepted), plus the aggregate principal amount of indebtedness secured by liens on Principal Properties then outstanding (excluding any indebtedness secured by liens that are otherwise permitted under the indenture) without equally and ratably securing the debt securities, would not exceed 10% of Consolidated Assets;

•	an amount equal to the greater of the net proceeds of the sale or transfer or the Attributable Debt of the Principal Property sold (as determined by the Company) is applied within 150 days to the voluntary retirement of the exchange notes or other indebtedness of the Company (other than indebtedness subordinated to the exchange notes) or indebtedness of a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the lease is for a period not exceeding three years; or

•	the lease is with the Company or another Material Subsidiary.

Certain Definitions

      The indenture defines some of the terms used above as follows:

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Assets” means the total assets of the Company and its subsidiaries calculated on a consolidated basis and in accordance with GAAP.

“Material Subsidiary” means, as of any date of determination, a subsidiary of the Company whose assets exceed ten percent (10%) of the Company’s Consolidated Assets as of the date of such determination. However, the board of directors of the Company may declare any subsidiary of the Company to be a Material Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures constituting a part thereof, owned by the Company or any Material Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together, with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries, considered as a single enterprise.

Guarantees

      Each of the Guarantors, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each holder of exchange notes and to the trustee and its successors and assigns, (a) the full and punctual payment of principal of, premium, if any, and interest on the notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the trustee) and the exchange notes and (b) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the exchange notes. Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection.

      The obligations of each Guarantor under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the indenture or the exchange notes to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a Guarantor (except that each such waiver or amendment shall be effective in accordance with its terms).

      The obligations of the Guarantors to make any payments may be satisfied by causing us to make such payments.

      Each of the Guarantors further agrees to waive presentment to, demand of payment from and protest to the Company and also waives diligence, notice of acceptance of its guarantee, presentment, demand for payment, notice of protest for nonpayment, filing of claims and any right to require a proceeding first against us. These obligations shall be unaffected by any failure or policy of the trustee to exercise any right under the indenture or under the exchange notes.

      If any holder of the exchange notes or the trustee is required by a court or otherwise to return to us, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to us or any of the Guarantors, any amount paid by any of them to the trustee or such holder, the guarantee of such Guarantors, to the extent discharged, shall be reinstated in full force and effect.

      The guarantees of each Guarantor is limited to the maximum amount that can be guaranteed by any of the Guarantors, respectively, without rendering its guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

      In the event (a) of the merger, consolidation or sale or disposition of all or substantially all of the assets of a Guarantor (other than a merger or consolidation with, or sale or disposition of assets to, us or another of our subsidiaries) or, (b) there occurs a transfer, sale or other disposition of the voting stock of a Guarantor whereby such Guarantor ceases to constitute a subsidiary of ours, then in any such case such Guarantor or the entity acquiring the assets (in the event of the sale or other disposition of all or substantially all of the assets of such Guarantor), shall be released and relieved of any obligations under its guarantee. Upon our delivery to the trustee of an officer’s certificate to the effect of the foregoing, such Guarantor shall be discharged from all further liability and obligation under the indenture and the trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its guarantee. The outstanding notes were also guaranteed by Computer Systems & Communications Corporation, which was subsequently merged with and into General Dynamics Government Systems Corporation, a Guarantor with respect to the outstanding notes and the exchange notes.

Book-Entry; Delivery and Form

      Except as set forth below, the exchange notes will be issued in definitive, fully registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      The exchange notes will be represented by one or more permanent certificates in registered global form without interest coupons (the “global exchange notes”). The global exchange notes will be deposited with, or on behalf of, DTC and registered in the name of its nominee, Cede & Co. Beneficial interests in the global exchange notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC (with respect to its participants) and its participants.

      All interests in the global exchange notes, including those held through Euroclear System (“Euroclear”) or Clearstream Bank S.A. (“Clearstream”) (as participants in DTC), will be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Clearstream may also be subject to the procedures and requirements of such systems.

      Ownership of interests in the global exchange notes will be limited to persons who have accounts with DTC, including Euroclear and Clearstream, or persons who have accounts through participants (“indirect participants”) in DTC, Euroclear and Clearstream. Ownership of beneficial interests in the global exchange notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of participants) and the records of participants (with respect to interests of indirect participants).

      The laws of some countries and some states in the United States may require that certain purchasers of any securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge the book-entry interests in the global notes.

      So long as DTC or its nominee is the holder of the global exchange notes, DTC or such nominee, as the case may be, will be considered the sole holder of the global exchange notes for all purposes under the indenture and the exchange notes. Except as described under “— Definitive Registered Notes,” participants or indirect participants will not be entitled to have such exchange notes registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each direct or indirect participant must rely on the procedures of DTC and, if that person is an indirect participant in DTC, on the procedures of the participant in DTC (including Euroclear or Clearstream), through which that person owns its interest, to exercise any rights and remedies of a holder under the indenture.

Information Concerning DTC, Euroclear and Clearstream

      DTC, Euroclear and Clearstream, as the case may be, have advised us that:

      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to indirect participants (as defined above), such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream participant, either directly or indirectly.

      Subject to compliance with the procedures for tendering applicable to the exchange offer, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transactions meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global exchange notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global exchange note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global exchange note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

      Although DTC, Euroclear and Clearstream, have agreed to the foregoing procedures to facilitate transfers of interests in the global exchange notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement and Payment

      Settlement for the exchange notes represented by the global exchange notes will be made in immediately available funds. All payments of principal and interest on the global exchange notes will be made in immediately available funds.

      The exchange notes will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity in the exchange notes will therefore be required by DTC to settle in immediately available funds.

Definitive Registered Notes

      Owners of book-entry interests in the global exchange notes will receive individual certificated notes in fully registered form, or definitive registered notes, only in the following circumstances:

•	if DTC notifies us or the book-entry depositary in writing that it (or its nominee) is unwilling or unable to continue to act as a depositary registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act (in the case of DTC or successor registered as a clearing agency under the Exchange Act) is not appointed by us within 90 days; or

•	at any time if we determine that the global exchange notes should be exchanged for definitive registered notes (in whole but not in part).

      Any definitive registered notes will be issued in fully registered form in denominations of $1,000 principal amount and integral multiples of $1,000. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive registered note is registered as the absolute owner thereof. While any global exchange note is outstanding, holders of definitive registered notes may exchange their definitive registered notes for a corresponding book-entry interest in that global note by surrendering their definitive registered notes to the trustee and providing the certificates and opinions required by the indenture. The trustee will make the appropriate adjustments to the global note underlying that book-entry interest to reflect any issue or surrender of definitive registered notes. The indenture contains provisions relating to the maintenance by a registrar of registers reflecting ownership of definitive registered notes, if any, and other provisions customary for a debt security listed on the register maintained by the registrar.

Payments on the Exchange Notes

      Payments of any amounts owing in respect of the global exchange notes will be made through one or more paying agents appointed under the indenture to DTC as the holder of the global exchange notes.

Initially, the paying agent for the exchange notes will be The Bank of New York, as trustee. We may change the paying agent or registrar without prior notice to the holders of the exchange notes, and we may act as paying agent or registrar.

      Payments of principal or any premium owing in respect of the definitive registered notes will be made at the maturity of each note in immediately available funds upon presentation of the note at the corporate trust office of the trustee in the Borough of Manhattan, the City of New York, or at any other place as we may designate. Payment of interest due on the definitive registered notes at maturity will be made to the person to whom payment of the principal of the note will be made. Payment of interest due on the definitive registered notes other than at maturity will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register, except that a holder of $1,000,000 or more in aggregate principal amount of notes in definitive registered form may, at our option, be entitled to receive interest payments on any interest payment date other than at maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee at least 15 days prior to the interest payment date. Any wire instructions received by the trustee will remain in effect until revoked by the holder.

      We expect that DTC or its nominee, upon receipt of any payment made in respect of the global exchange notes, will credit its participants’ accounts with such payments in amounts proportionate to their respective interest in the principal amount of such global exchange note as shown on the records of DTC or its nominee. Payments by participants to owners of interests held through such participants will be governed by standing customer instructions and the customary practices of the participants. Payments on interests held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures.

      None of the Company, the Guarantors, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of book-entry interests or for maintaining, supervising or reviewing any records relating to such book-entry interests or beneficial ownership interests.

Governing Law

      The indenture, the exchange notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

      The Bank of New York is the trustee under the indenture. The trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the material federal income tax consequences of the acquisition, ownership, and disposition of the outstanding notes, the exchange notes, and the exchange offer is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the IRS and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any tax matters relating to the outstanding notes, the exchange notes, or the exchange offer. This discussion is for general information only and does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the outstanding notes, the exchange notes or the exchange offer. It is limited to investors who purchase the outstanding notes in the offering at the offering price, and who will hold the outstanding notes or the exchange notes as capital assets. It does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions, banks, and tax-exempt entities) or to investors that will hold the outstanding notes or the exchange notes as a part of a straddle, hedge, constructive sale, or synthetic security transaction for federal income tax purposes, all of whom may be subject to special treatment under federal income tax laws. Prospective investors are urged to consult their tax advisors regarding the federal income tax consequences of purchasing, owning and disposing of the outstanding notes or the exchange notes, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

      For purposes of this summary, a “United States person” is:

•	an individual who is a citizen or resident of the United States,

•	a corporation or partnership created in or organized under the law of the United States or any state or political subdivision thereof,

•	an estate that is subject to United States federal income taxation without regard to the source of its income, or

•	a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect to be treated as a United States person under the Code.

      As used herein, the term “U.S. holder” means a holder that is a United States person and the term “non-U.S. holder” means a holder that is not a United States person.

U.S. Holders

      Exchange Offer. The exchange of the outstanding notes for exchange notes pursuant to the exchange offer should not constitute a taxable transaction for federal income tax purposes. As a result, there should be no federal income tax consequences to U.S. holders exchanging the outstanding notes for the exchange notes pursuant to the exchange offer. In such event, a U.S. holder will have the same tax basis and holding period in the exchange notes received as in the notes surrendered in exchange therefor.

      Payments of Interest. A U.S. holder of an outstanding note or an exchange note will be required to report stated interest on the outstanding note and the exchange note as interest income at the time such payments are accrued or received in accordance with such holder’s method of accounting for federal income tax purposes.

      Disposition of Outstanding Notes or Exchange Notes. The sale, exchange, redemption or other disposition of an outstanding note or an exchange note, except in the case of an exchange pursuant to the exchange offer (see the above discussion), generally will be a taxable event. A U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the outstanding note or the exchange note (except to the extent attributable to accrued interest) and (b) the U.S. holder’s adjusted tax basis in such debt instrument. Such gain or loss will be capital gain or loss, and will be long term if the outstanding notes or the exchange notes have been held for more than one year at the time of the sale or other disposition. Payments attributable to accrued interest which the U.S. holder has not yet included in income will be taxed as ordinary interest income.

      Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal and interest on the outstanding notes and the exchange notes and the proceeds of sale of the outstanding notes and the exchange notes unless the U.S. holder is an exempt recipient. A backup withholding tax will apply to such payments if the U.S. holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that it is subject to backup withholding.

      Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

      Exchange Offer. The exchange of the outstanding notes for exchange notes pursuant to the exchange offer should not constitute a taxable transaction for federal income tax purposes. See “— U.S. Holders — Exchange Offer.” As a result, there should be no federal income tax consequences to non-U.S. holders exchanging the outstanding notes for exchange notes pursuant to the exchange offer.

      Payments of Interest. Subject to the discussion below concerning information reporting and backup withholding, interest paid by the Company to non-U.S. holders on an outstanding note or an exchange note will not be subject to federal income or withholding tax provided that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and the non-U.S. holder, among other things, (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of Company stock entitled to vote, (b) is not, for federal income tax purposes, a controlled foreign corporation that is related to the Company through stock ownership, a foreign tax-exempt organization, or foreign private foundation for federal income tax purposes, and (c) certifies, on the IRS Form W-8BEN (or successor form) under penalty of perjury, that it is a non-U.S. holder and provides its name and address.

      In the case of interest on an outstanding note or an exchange note that is not effectively connected with the conduct of a trade or business within the United States and does not satisfy the three requirements in the above paragraph, the non-U.S. holder’s interest on such note would generally be subject to withholding tax at a flat rate of 30% or a lower applicable treaty rate. If a non-U.S. holder is engaged in a trade or business in the United States and interest on an outstanding note or an exchange note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if the holder was a United States person. In addition, a non-U.S. holder who is a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of earnings and profits for the taxable year, subject to certain adjustments.

      Disposition of Outstanding Notes or Exchange Notes. A non-U.S. holder will generally not be subject to federal income tax on gain recognized on a sale, redemption, or other disposition of the outstanding notes or the exchange notes unless (a) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder or (b) in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a non-U.S. holder will be subject to federal income tax on a net income basis in the same manner as if such holder were a United States person and, if such holder is a corporation, such gain may also be subject to the 30% branch profits tax described above.

      United States Federal Estate Tax. Outstanding notes or exchange notes beneficially owned by a non-U.S. holder at the time of his death generally will not be subject to federal estate tax, provided that (a) the holder does not own 10% or more of the total combined voting power of all classes of Company voting stock, and (b) interest on the outstanding notes or exchange notes, if received at the time of the holder’s death, would not have been effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder.

      Information Reporting and Backup Withholding. The Company will, when required, report to the IRS and to each non-U.S. holder the amount of any interest paid on the outstanding notes or the exchange notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments. This information may also be made available to the tax authorities of a country in which the non-U.S. holder resides. Interest paid on the outstanding notes or the exchange notes generally will not be subject to backup withholding provided that the non-U.S. holder satisfies the certification requirements described above.

      Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of the outstanding notes or the exchange notes effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements will and backup withholding may apply to a payment of the proceeds of a sale of the outstanding notes or the exchange notes effected outside the United States by a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of the outstanding notes or the exchange notes will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

      Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s federal income tax liability provided the required information is properly furnished to the IRS.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. In addition, until                     , 2002, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

      For a period of 90 days from the expiration date of the exchange offer, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including certain liabilities that may arise under the Securities Act.

LEGAL MATTERS

      Certain legal matters in connection with the exchange notes will be passed upon for the Company and the Guarantors by Jenner & Block, LLC, Chicago, Illinois.

EXPERTS

      The consolidated financial statements of General Dynamics as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus and in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. In that report, that firm states that, with respect to Gulfstream Aerospace Corporation for the year ended December 31, 1998, their opinion is based on the report of other independent public accountants, namely, Deloitte & Touche LLP. The financial statements referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports.

      The consolidated financial statements of Primex Technologies, Inc. at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in the registration statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$500,000,000

GENERAL DYNAMICS LOGO

Floating Rate Notes due 2004

Exchange Offer

PROSPECTUS

                              , 2002

Until                         , 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Dynamics Corporation, American Overseas Marine Corporation, Electric Boat Corporation, General Dynamics Advanced Technology Systems, Inc., General Dynamics Armament Systems, Inc., General Dynamics Defense Systems, Inc., General Dynamics Government Systems Corporation, General Dynamics Information Systems, Inc., General Dynamics Land Systems Inc., Gulfstream Aerospace Corporation and Material Service Resources Company

      General Dynamics Corporation, American Overseas Marine Corporation, Electric Boat Corporation, General Dynamics Advanced Technology Systems, Inc., General Dynamics Armament Systems, Inc., General Dynamics Defense Systems, Inc., General Dynamics Government Systems Corporation, General Dynamics Information Systems, Inc., General Dynamics Land Systems Inc., Gulfstream Aerospace Corporation and Material Service Resources Company are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “General Corporation Law”), provides that a Delaware corporation may indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, (i.e., one by or in the right of a corporation) the corporation is permitted to indemnify directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

          General Dynamics Corporation

      The Company’s Restated Certificate of Incorporation provides that it will indemnify its current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with or resulting from any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. The Company also provides directors’ and officers’ liability insurance coverage for the acts and omissions of its directors and officers. In order to be entitled to indemnification under the provisions of the Restated Certificate of Incorporation, a director or officer of the Company must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be the best interests of the Company, or with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, the Company will advance expenses incurred by a current or former director or officer if the director or officer provides the Company with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

      The Company’s Restated Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duties as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.

American Overseas Marine Corporation, Electric Boat Corporation, General Dynamics Advanced Technology Systems Inc., General Dynamics Armament Systems Inc., General Dynamics Defense Systems Inc., General Dynamics Government Systems Corporation, General Dynamics Information Systems Inc., General Dynamics Land Systems Inc. and Gulfstream Aerospace Corporation

      The By-Laws of these subsidiaries provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the General Corporation Law. Additionally, prior to the final disposition of a claim, action, suit or proceeding, these corporations will advance expenses incurred by a current or former director or officer if the director or officer provides the respective corporation with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

          Material Service Resources Company

      The By-Laws of Material Service Resources provide that the corporation will indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law.

          Bath Iron Works Corporation

      Bath Iron Works Corporation (“Bath Iron Works”) is incorporated under the laws of the State of Maine. Section 719 of the Maine Business Corporation Act (the “MBCA”) authorizes the indemnification by the corporation of any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of that person’s status as a director, officer, employee or agent of the corporation; provided that no such indemnification may be provided for any person if he or she shall have been finally adjudicated (a) not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders, or (b) in any criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or on behalf of the corporation, indemnification may only be provided if the court determines that such person is fairly and reasonably entitled to the requested indemnification. Indemnification must be provided to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in defense of an action of the type described in the first sentence of this paragraph.

      The By-Laws of Bath Iron Works provide that it shall indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by the MBCA. Prior to the final disposition of a claim, action, suit or proceeding, Bath Iron Works will advance expenses incurred by a current or former director or officer if the director or officer provides Bath Iron Works with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

          General Dynamics Ordnance and Tactical Systems, Inc.

      General Dynamics Ordnance and Tactical Systems, Inc. (“Ordnance and Tactical Systems”) is incorporated under the laws of Virginia. Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the “VSCA”) permit a corporation to indemnify an individual made party to a proceeding because he was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (a) he conducted himself in good faith, (b) he believed, in the case of conduct in his official capacity, that such conduct was in the corporation’s best interests, or, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (c) he had no reasonable cause to believe, in the case of a criminal proceeding, that his conduct was unlawful; provided, however, no indemnification shall be permitted (i) in connection with a proceeding by or in the right of the corporation which the individual is adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to such individual in which the individual is adjudged liable on the basis that personal benefit was improperly received by such individual. Under sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its Articles of Incorporation, the corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred.

      Ordnance and Tactical Systems’ By-Laws provide that it shall indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by the VSCA. Prior to the final disposition of a claim, action, suit or proceeding, Ordnance and Tactical Systems will advance expenses incurred by a current or former director or officer if the director or officer provides Ordnance and Tactical Systems with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition. Ordnance and Tactical Systems also has the power to purchase and maintain insurance coverage against any liability asserted against its directors and officers, whether or not Ordnance and Tactical Systems would have the power to indemnify such person against such liability under applicable law.

          NASSCO

      National Steel and Shipbuilding Company (“NASSCO”) is incorporated under the laws of the State of Nevada. Sections 78.7502 through 78.752, inclusive, of the Nevada General Corporation Law provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he or she was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (a) any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her, in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, and (b) any other threatened, pending or completed action, suit or proceeding against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

      The Amended and Restated By-Laws of NASSCO provide that NASSCO may indemnify any director or officer, against expenses, judgments, fines, settlements, and other amounts actually incurred in connection with any threatened, pending or completed action, suit or proceeding. In order to be entitled to indemnification the director or officer must have acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, or with respect to a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. NASSCO must indemnify directors and officers against expenses actually and reasonably incurred if the person has been successful on the merits in defense of any action, suit or proceeding. Any indemnification not ordered by a court or resulting from the successful defense based on the merits of a claim must be authorized by either the stockholders, the board of directors by majority vote of a quorum consisting of directors who are not parties to the proceeding, or if such quorum either so orders or cannot be obtained, by independent legal counsel in a written opinion.

Other

      The registrants may purchase and maintain insurance on behalf of their directors and officers against any liability asserted against such persons. The registrants have purchased and currently maintain insurance on behalf of their directors and officers.

ITEM 21. EXHIBITS.

Exhibit
No.	Document

3.1	Restated Certificate of Incorporation of General Dynamics Corporation, effective August 2, 1999 (incorporated herein by reference from the Company’s current report on Form 8-K filed with the Commission on August 11, 1999)
3.2	Restated By-Laws of General Dynamics Corporation, effective March 7, 2001 (incorporated herein by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2000, and filed with the Commission on March 29, 2001)
3.3	Certificate of Incorporation of Braintree VI Maritime Corporation, effective October 13, 1978
3.3.1	Certificate of Amendment of Certificate of Incorporation of Braintree Maritime Transportation Corporation, effective October 15, 1984
3.4	Amended and Restated By-Laws of American Overseas Marine Corporation, effective September 15, 2000
3.5	Restated Articles of Incorporation of Bath Iron Works Corporation, effective September 27, 1995
3.6	Amended and Restated By-Laws of Bath Iron Works Corporation, effective September 15, 2000
3.7	Restated Certificate of Incorporation of Electric Boat Corporation, effective February 26, 1999
3.8	Amended and Restated By-Laws of Electric Boat Corporation, effective September 15, 2000
3.9	Restated Certificate of Incorporation of General Dynamics Advanced Technology Systems, Inc., effective February 26, 1999
3.10	Amended and Restated By-Laws of General Dynamics Advanced Technology Systems, Inc., effective September 15, 2000
3.11	Restated Certificate of Incorporation of General Dynamics Armament Systems, Inc., effective February 8, 1999
3.12	Amended and Restated By-Laws of General Dynamics Armament Systems, Inc., effective September 15, 2000
3.13	Restated Certificate of Incorporation of General Dynamics Defense Systems, Inc., effective February 8, 1999
3.14	Amended and Restated By-Laws of General Dynamics Defense Systems, Inc., effective September 15, 2000
3.15	Amended and Restated Certificate of Incorporation of General Dynamics Government Systems Corporation, effective September 8, 1999
3.16	Amended and Restated By-Laws of General Dynamics Government Systems Corporation, effective September 15, 2000
3.17	Restated Certificate of Incorporation of General Dynamics Information Systems, Inc., effective February 8, 1999

Exhibit
No.	Document

3.18	Amended and Restated By-Laws of General Dynamics Information Systems, Inc., effective September 15, 2000
3.19	Restated Certificate of Incorporation of General Dynamics Land Systems Inc., effective December 7, 1998
3.20	Amended and Restated By-Laws of General Dynamics Land Systems Inc., effective September 15, 2000
3.21	Amended and Restated Articles of Incorporation of General Dynamics Ordnance and Tactical Systems, Inc., effective January 27, 2001
3.22	By-Laws of Primex Technologies, Inc., effective January 27, 2001
3.23	Restated Certificate of Incorporation of Gulfstream Aerospace Corporation, effective October 16, 1996
3.24	Amended and Restated By-Laws of Gulfstream Aerospace Corporation, effective September 15, 2000
3.25	Certificate of Incorporation of Material Service Resources Company, effective March 5, 1992
3.26	By-Laws of Material Service Resources Company, effective March 5, 1992
3.27	Articles of Incorporation of National Steel and Shipbuilding Company, effective November 10, 1959
3.27.1	Certificate of Amendment of Articles of Incorporation of National Steel and Shipbuilding Company, effective April 19, 1989
3.28	Amended and Restated By-Laws of National Steel and Shipbuilding Company, effective June 15, 2001
4.1	Indenture dated as of August 27, 2001 among General Dynamics Corporation, the Guarantors (as defined therein) and The Bank of New York, as Trustee.
4.2	First Supplemental Indenture dated as of August 27, 2001 among General Dynamics Corporation, the Guarantors (as defined therein) and The Bank of New York, as Trustee.
4.3	Registration Rights Agreement dated as of August 22, 2001 among General Dynamics Corporation, the Guarantors (as defined therein) and Bear Stearns & Co. Inc.
4.4	Form of Floating Rate Notes due 2004 — (Outstanding Notes) (included in Exhibit 4.2)
4.5	Form of Floating Rate Notes due 2004 — (Exchange Notes)
5	Opinion of Jenner & Block, LLC regarding the legality of the securities being registered hereby
12	Statement re computation of ratios
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Ernst & Young LLP
23.4	Consent of Jenner & Block, LLC (included in Exhibit 5)
24.1	Power of Attorney of General Dynamics Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.2	Power of Attorney of American Overseas Marine Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.3	Power of Attorney of Bath Iron Works Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.4	Power of Attorney of Electric Boat Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.5	Power of Attorney of General Dynamics Advanced Technology Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.6	Power of Attorney of General Dynamics Armament Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)

Exhibit
No.	Document

24.7	Power of Attorney of General Dynamics Defense Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.8	Power of Attorney of General Dynamics Government Systems Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.9	Power of Attorney of General Dynamics Information Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.10	Power of Attorney of General Dynamics Land Systems Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.11	Power of Attorney of General Dynamics Ordnance and Tactical Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.12	Power of Attorney of Gulfstream Aerospace Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.13	Power of Attorney of Material Service Resources Company (contained in, and incorporated by reference to the signature page of this registration statement)
24.14	Power of Attorney of National Steel and Shipbuilding Company (contained in, and incorporated by reference to the signature page of this registration statement)
25	Statement of Eligibility on Form T-1 of The Bank of New York
99.1	Form of Letter of Transmittal for the Outstanding Notes
99.2	Form of Notice of Guaranteed Delivery for the Outstanding Notes
99.3	Opinion of Arthur Andersen LLP
99.4	Financial Statements of Primex Technologies, Inc. as of December 31, 2000

ITEM 22. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS CORPORATION By: /s/ DAVID A. SAVNER David A. Savner Senior Vice President and General Counsel

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Corporation to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Corporation to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ NICHOLAS D. CHABRAJA Nicholas D. Chabraja	Chairman, Chief Executive Officer and Director (principal executive officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ JOHN W. SCHWARTZ John W. Schwartz	Vice President and Controller (principal accounting officer)

/s/ JULIUS W. BECTON, JR. Julius W. Becton, Jr.	Director

/s/ JAMES S. CROWN James S. Crown	Director

/s/ LESTER CROWN Lester Crown	Director

Signature	Title

/s/ CHARLES H. GOODMAN Charles H. Goodman	Director

/s/ GEORGE A. JOULWAN George A. Joulwan	Director

/s/ PAUL G. KAMINSKI Paul G. Kaminski	Director

/s/ JAMES R. MELLOR James R. Mellor	Director

/s/ CARL E. MUNDY, JR. Carl E. Mundy, Jr.	Director

/s/ CARLISLE A. H. TROST Carlisle A. H. Trost	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, American Overseas Marine Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

AMERICAN OVERSEAS MARINE CORPORATION By: /s/ DAVID A. SAVNER David A. Savner Vice President and General Counsel

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable American Overseas Marine Corporation to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by American Overseas Marine Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of American Overseas Marine Corporation to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ LELAND B. BISHOP, II Leland B. Bishop, II	President (principal executive officer)

/s/ DAVID H. FOGG David H. Fogg	Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ JOHN K. WELCH John K. Welch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bath Iron Works Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bath, Maine, on January 18, 2002.

BATH IRON WORKS CORPORATION By: /s/ ALLAN C. CAMERON Allan C. Cameron President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Bath Iron Works Corporation to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by Bath Iron Works Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of Bath Iron Works Corporation to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ ALLAN C. CAMERON Allan C. Cameron	President and Director (principal executive officer)

/s/ THOMAS A. BROWN Thomas A. Brown	Vice President, Finance and Administration, Treasurer and Secretary (principal financial officer and principal accounting officer)

/s/ NICHOLAS D. CHABRAJA Nicholas D. Chabraja	Director

/s/ DUANE D. FITZGERALD Duane D. Fitzgerald	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ JOHN K. WELCH John K. Welch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Electric Boat Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

ELECTRIC BOAT CORPORATION By: /s/ DAVID A. SAVNER David A. Savner Vice President and Secretary

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Electric Boat Corporation to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by Electric Boat Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of Electric Boat Corporation to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ MICHAEL W. TONER Michael W. Toner	President and Director (principal executive officer)

/s/ JOHN V. LEONARD, SR. John V. Leonard, Sr.	Vice President — Finance (principal financial officer and principal accounting officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ JOHN K. WELCH John K. Welch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Advanced Technology Systems, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS ADVANCED TECHNOLOGY SYSTEMS, INC. By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Advanced Technology Systems, Inc. to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Advanced Technology Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Advanced Technology Systems, Inc. to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ JOHN F. STEWART, JR. John F. Stewart, Jr.	President and Director (principal executive officer)

/s/ RICHARD J. GALANIS Richard J. Galanis	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ KENNETH C. DAHLBERG Kenneth C. Dahlberg	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Armament Systems, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS ARMAMENT SYSTEMS, INC. By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Armament Systems, Inc. to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Armament Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Armament Systems, Inc. to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ LINDA P. HUDSON Linda P. Hudson	President and Director (principal executive officer)

/s/ ROBERT SELEE Robert Selee	Vice President — Finance (principal financial officer and principal accounting officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ ARTHUR J. VEITCH Arthur J. Veitch	Director

/s/ WILLIAM W. DAVIS William W. Davis	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Defense Systems, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS DEFENSE SYSTEMS, INC. By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Defense Systems, Inc. to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Defense Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Defense Systems, Inc. to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ JOHN F. STEWART, JR. John F. Stewart, Jr.	President (principal executive officer)

/s/ RICHARD J. GALANIS Richard J. Galanis	Vice President and Controller (principal financial officer and principal accounting officer)

/s/ KENNETH C. DAHLBERG Kenneth C. Dahlberg	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Government Systems Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Government Systems Corporation to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Government Systems Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Government Systems Corporation to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ KENNETH C. DAHLBERG Kenneth C. Dahlberg	President and Director (principal executive officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Information Systems, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS INFORMATION SYSTEMS, INC. By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Information Systems, Inc. to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Information Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Information Systems, Inc. to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ JOHN F. STEWART, JR. John F. Stewart, Jr.	President (principal executive officer)

/s/ RICHARD J. GALANIS Richard J. Galanis	Vice President — Finance and Controller (principal financial officer and principal accounting officer)

/s/ KENNETH C. DAHLBERG Kenneth C. Dahlberg	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Land Systems Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS LAND SYSTEMS INC. By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Land Systems Inc. to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Land Systems Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Land Systems Inc. to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ CHARLES M. HALL Charles M. Hall	President and Director (principal executive officer)

/s/ L. HUGH REDD L. Hugh Redd	Vice President, Controller and Treasurer (principal financial officer and principal accounting officer)

/s/ WILLIAM W. DAVIS William W. Davis	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ ARTHUR J. VEITCH Arthur J. Veitch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Ordnance and Tactical Systems, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GENERAL DYNAMICS ORDNANCE AND TACTICAL SYSTEMS, INC. By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Ordnance and Tactical Systems, Inc. to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by General Dynamics Ordnance and Tactical Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Ordnance and Tactical Systems, Inc. to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ MICHAEL S. WILSON Michael S. Wilson	President and Director (principal executive officer)

/s/ DAVID H. FOGG David H. Fogg	Treasurer (principal financial officer and principal accounting officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ ARTHUR J. VEITCH Arthur J. Veitch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Gulfstream Aerospace Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

GULFSTREAM AEROSPACE CORPORATION By: /s/ DAVID A. SAVNER David A. Savner Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Gulfstream Aerospace Corporation to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by Gulfstream Aerospace Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of Gulfstream Aerospace Corporation to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ NICHOLAS J. CHABRAJA Nicholas J. Chabraja	Chairman and Director (principal executive officer)

/s/ DANIEL G. CLARE Daniel G. Clare	Vice President — Finance (principal financial officer accounting officer)

/s/ W. WILLIAM BOISTURE, JR. W. William Boisture, Jr.	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Material Service Resources Company, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on January 18, 2002.

MATERIAL SERVICE RESOURCES COMPANY By: /s/ MICHAEL E. STANCZAK Michael E. Stanczak President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Material Service Resources Company to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by Material Service Resources Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of Material Service Resources Company to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ MICHAEL E. STANCZAK Michael E. Stanczak	President and Director (principal executive officer, principal financial officer and principal accounting officer)

/s/ LESTER CROWN Lester Crown	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, National Steel and Shipbuilding Company, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on January 18, 2002.

NATIONAL STEEL AND SHIPBUILDING COMPANY By: /s/ DAVID A. SAVNER David A. Savner Senior Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable National Steel and Shipbuilding Company to comply with the Securities Act of 1933 and the Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any Registration Statement on Form S-4 and any amendments thereto, and other reports as required by National Steel and Shipbuilding Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of National Steel and Shipbuilding Company to reports filed with the Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2002.

Signature	Title

/s/ RICHARD H. VORTMANN Richard H. Vortmann	President, Chief Executive Officer and Director (principal executive officer)

/s/ ERIC A. MURRAY Eric A. Murray	Vice President — Finance, Assistant Treasurer, Assistant Secretary (principal financial officer)

/s/ GLEN W. BERGER Glen W. Berger	Controller, Assistant Treasurer and Assistant Secretary (principal accounting officer)

/s/ JOHN K. WELCH John K. Welch	Director

/s/ DAVID A. SAVNER David A. Savner	Director

EXHIBIT INDEX

Exhibit No.	Document

3.1	Restated Certificate of Incorporation of General Dynamics Corporation, effective August 2, 1999 (incorporated herein by reference from the Company’s current report on Form 8-K filed with the Commission on August 11, 1999)
3.2	Restated By-Laws of General Dynamics Corporation, effective March 7, 2001 (incorporated herein by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2000, and filed with the Commission on March 29, 2001)
3.3	Certificate of Incorporation of Braintree VI Maritime Corporation, effective October 13, 1978
3.3.1	Certificate of Amendment of Certificate of Incorporation of Braintree Maritime Transportation Corporation, effective October 15, 1984
3.4	Amended and Restated By-Laws of American Overseas Marine Corporation, effective September 15, 2000
3.5	Restated Articles of Incorporation of Bath Iron Works Corporation, effective September 27, 1995
3.6	Amended and Restated By-Laws of Bath Iron Works Corporation, effective September 15, 2000
3.7	Restated Certificate of Incorporation of Electric Boat Corporation, effective February 26, 1999
3.8	Amended and Restated By-Laws of Electric Boat Corporation, effective September 15, 2000
3.9	Restated Certificate of Incorporation of General Dynamics Advanced Technology Systems, Inc., effective February 26, 1999
3.10	Amended and Restated By-Laws of General Dynamics Advanced Technology Systems, Inc., effective September 15, 2000
3.11	Restated Certificate of Incorporation of General Dynamics Armament Systems, Inc., effective February 8, 1999
3.12	Amended and Restated By-Laws of General Dynamics Armament Systems, Inc., effective September 15, 2000
3.13	Restated Certificate of Incorporation of General Dynamics Defense Systems, Inc., effective February 8, 1999
3.14	Amended and Restated By-Laws of General Dynamics Defense Systems, Inc., effective September 15, 2000
3.15	Amended and Restated Certificate of Incorporation of General Dynamics Government Systems Corporation, effective September 8, 1999
3.16	Amended and Restated By-Laws of General Dynamics Government Systems Corporation, effective September 15, 2000
3.17	Restated Certificate of Incorporation of General Dynamics Information Systems, Inc., effective February 8, 1999
3.18	Amended and Restated By-Laws of General Dynamics Information Systems, Inc., effective September 15, 2000
3.19	Restated Certificate of Incorporation of General Dynamics Land Systems Inc., effective December 7, 1998
3.20	Amended and Restated By-Laws of General Dynamics Land Systems Inc., effective September 15, 2000
3.21	Amended and Restated Articles of Incorporation of General Dynamics Ordnance and Tactical Systems, Inc., effective January 27, 2001
3.22	By-Laws of Primex Technologies, Inc., effective January 27, 2001
3.23	Restated Certificate of Incorporation of Gulfstream Aerospace Corporation, effective October 16, 1996
3.24	Amended and Restated By-Laws of Gulfstream Aerospace Corporation, effective September 15, 2000

Exhibit No.	Document

3.25	Certificate of Incorporation of Material Service Resources Company, effective March 5, 1992
3.26	By-Laws of Material Service Resources Company, effective March 5, 1992
3.27	Articles of Incorporation of National Steel and Shipbuilding Company, effective November 10, 1959
3.27.1	Certificate of Amendment of Articles of Incorporation of National Steel and Shipbuilding Company, effective April 19, 1989
3.28	Amended and Restated By-Laws of National Steel and Shipbuilding Company, effective June 15, 2001
4.1	Indenture dated as of August 27, 2001 among General Dynamics Corporation, the Guarantors (as defined therein) and The Bank of New York, as Trustee
4.2	First Supplemental Indenture dated as of August 27, 2001 among General Dynamics Corporation, the Guarantors (as defined therein) and The Bank of New York, as Trustee
4.3	Registration Rights Agreement dated as of August 22, 2001 among General Dynamics Corporation, the Guarantors (as defined therein) and Bear Stearns & Co. Inc.
4.4	Form of Floating Rate Notes due 2004 — (Outstanding Notes) (included in Exhibit 4.2)
4.5	Form of Floating Rate Notes due 2004 — (Exchange Notes)
5	Opinion of Jenner & Block, LLC regarding the legality of the securities being registered hereby
12	Statement re computation of ratios
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Ernst & Young LLP
23.4	Consent of Jenner & Block, LLC (included in Exhibit 5)
24.1	Power of Attorney of General Dynamics Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.2	Power of Attorney of American Overseas Marine Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.3	Power of Attorney of Bath Iron Works Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.4	Power of Attorney of Electric Boat Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.5	Power of Attorney of General Dynamics Advanced Technology Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.6	Power of Attorney of General Dynamics Armament Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.7	Power of Attorney of General Dynamics Defense Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.8	Power of Attorney of General Dynamics Government Systems Corporation (contained in, and incorporated by reference to the signature page of this registration statement)
24.9	Power of Attorney of General Dynamics Information Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.10	Power of Attorney of General Dynamics Land Systems Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.11	Power of Attorney of General Dynamics Ordnance and Tactical Systems, Inc. (contained in, and incorporated by reference to the signature page of this registration statement)
24.12	Power of Attorney of Gulfstream Aerospace Corporation (contained in, and incorporated by reference to the signature page of this registration statement)

Exhibit No.	Document

24.13	Power of Attorney of Material Service Resources Company (contained in, and incorporated by reference to the signature page of this registration statement)
24.14	Power of Attorney of National Steel and Shipbuilding Company (contained in, and incorporated by reference to the signature page of this registration statement)
25	Statement of Eligibility on Form T-1 of The Bank of New York
99.1	Form of Letter of Transmittal for the Outstanding Notes
99.2	Form of Notice of Guaranteed Delivery for the Outstanding Notes
99.3	Opinion of Arthur Andersen LLP
99.4	Financial Statements of Primex Technologies, Inc. as of December 31, 2000